Exhibit 10.1








                BGS BONDABLE TRANSITION PROPERTY SALE AGREEMENT


                                    between


                        PSE&G TRANSITION FUNDING II LLC
                                    Issuer


                                      and


                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                    Seller



                        Dated as of September 23, 2005









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                               TABLE OF CONTENTS

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                                   ARTICLE I

                                  DEFINITIONS

Section 1.1.  Definitions...................................................................................     1
Section 1.2.  Other Definitional Provisions.................................................................     1

                                  ARTICLE II

          CONVEYANCE OF TRANSFERRED BGS BONDABLE TRANSITION PROPERTY

Section 2.1.  Conveyance of Initial Transferred BGS Bondable Transition Property............................     2
Section 2.2.  Conditions to Conveyance of BGS Bondable Transition Property..................................     3

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.1.  Organization and Good Standing................................................................     5
Section 3.2.  Due Qualification.............................................................................     5
Section 3.3.  Power and Authority...........................................................................     5
Section 3.4.  Binding Obligation............................................................................     5
Section 3.5.  No Violation..................................................................................     5
Section 3.6.  No Proceedings................................................................................     5
Section 3.7.  Approvals.....................................................................................     6
Section 3.8.  The Transferred BGS Bondable Transition Property..............................................     6
Section 3.9.  Solvency......................................................................................     9

                                  ARTICLE IV

                            COVENANTS OF THE SELLER

Section 4.1.  Seller's Existence............................................................................     9
Section 4.2.  No Liens or Conveyances.......................................................................     9
Section 4.3.  Use of Proceeds...............................................................................     9
Section 4.4.  Delivery of Collections.......................................................................     9
Section 4.5.  Notice of Liens...............................................................................    10
Section 4.6.  Compliance with Law...........................................................................    10
Section 4.7.  Covenants Related to Transferred BGS Bondable Transition Property.............................    10
Section 4.8.  Protection of Title...........................................................................    11
Section 4.9.  Taxes.........................................................................................    12
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                               TABLE OF CONTENTS
                                  (continued)
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                                   ARTICLE V

                     ADDITIONAL UNDERTAKINGS OF THE SELLER
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Section 5.1.  Liability of the Seller; Indemnities..........................................................    12
Section 5.2.  Merger or Consolidation of, or Assumption of the Obligations of, the Seller...................    13
Section 5.3.  Limitation on Liability of the Seller and Others..............................................    14

                                  ARTICLE VI

                           MISCELLANEOUS PROVISIONS

Section 6.1.  Amendment.....................................................................................    15
Section 6.2.  Notices.......................................................................................    16
Section 6.3.  Assignment by Seller..........................................................................    17
Section 6.4.  Assignment to Trustee.........................................................................    17
Section 6.5.  Limitations on Rights of Others...............................................................    17
Section 6.6.  Severability..................................................................................    17
Section 6.7.  Separate Counterparts.........................................................................    17
Section 6.8.  Headings......................................................................................    17
Section 6.9.  Governing Law.................................................................................    17
Section 6.10.  Nonpetition Covenant.........................................................................    17

EXHIBIT A - Bill of Sale..................................................................................      A-1
EXHIBIT B - Opinion of Counsel............................................................................      B-1
EXHIBIT C - Opinion of Counsel............................................................................      C-1

APPENDIX A - Master Definitions
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





         BGS BONDABLE TRANSITION PROPERTY SALE AGREEMENT, dated as of September 23, 2005, by and between PSE&G TRANSITION FUNDING II LLC, a Delaware limited liability company, as issuer (the "Issuer"), and PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a New Jersey corporation, as seller hereunder (in such capacity, the "Seller").

                             W I T N E S S E T H:

         WHEREAS the Issuer desires to purchase from time to time BGS Bondable Transition Property created pursuant to the Competition Act and the Financing Order;

         WHEREAS the Seller is willing to sell BGS Bondable Transition Property to the Issuer;

         WHEREAS the Issuer, in order to finance the purchase of the Transferred BGS Bondable Transition Property, will from time to time issue BGS Transition Bonds under the Indenture; and

         WHEREAS the Issuer, to secure its obligations under the BGS Transition Bonds and the Indenture, will pledge its right, title and interest in, to and under the Transferred BGS Bondable Transition Property to the Trustee for the benefit of the BGS Transition Bondholders.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.1. Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in Appendix A hereto.

         Section 1.2. Other Definitional Provisions.

         (a) "Agreement" means this BGS Bondable Transition Property Sale Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         (b) Non-capitalized terms used herein which are defined in the Competition Act, as the context requires, have the meanings assigned to such terms in the Competition Act, but without giving effect to amendments to the Competition Act after the date hereof which have a material adverse effect on the Issuer or the BGS Transition Bondholders.

         (c) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation."

         (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

                                  ARTICLE II

          CONVEYANCE OF TRANSFERRED BGS BONDABLE TRANSITION PROPERTY

         Section 2.1. Conveyance of Initial Transferred BGS Bondable Transition Property.

         (a) In consideration of the Issuer's payment to or upon the order of the Seller of $102,700,000, net of the underwriting discount and the original issue discount for the BGS Transition Bonds in the aggregate amount of $520,479.25, or $102,179,520.75 (the "Initial Purchase Price") by wire transfer of funds immediately available on the date hereof to Seller's account no. 5000000016439, Attn: CT-2800 for further credit to PSE&G Release Fund at Wachovia Bank, National Association, routing transit ABA# 053000219, subject to the conditions specified in Section 2.2, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer, without recourse (subject to the obligations of the Seller herein), all right, title and interest of the Seller in, to and under the Initial Transferred BGS Bondable Transition Property identified in the Bill of Sale delivered pursuant to
Section 2.2(a) on or prior to the Initial Transfer Date (such sale, transfer, assignment and conveyance of the Initial Transferred BGS Bondable Transition Property to include, to the fullest extent permitted by the Competition Act, the New Jersey UCC and the Delaware UCC, the assignment of all revenues, collections, claims, rights, payments, money and proceeds of or arising from the BGS Transition Bond Charges related to the Initial Transferred BGS Bondable Transition Property, as the same may be adjusted from time to time). Such sale, transfer, assignment and conveyance of the Initial Transferred BGS Bondable Transition Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 23.a. of the Competition Act, shall constitute a sale or other absolute transfer of all of the Seller's right, title and interest, in, to and under and not a borrowing secured by, the Initial Transferred BGS Bondable Transition Property. The preceding sentence is the statement referred to in Section 23.a. of the Competition Act. The Seller agrees and confirms that upon payment of the Initial Purchase Price and the execution and delivery of this Agreement and the related Bill of Sale, the Seller shall have no right, title or interest in, to or under the Initial Transferred BGS Bondable Transition Property.

         (b) Subject to the conditions specified in Section 2.2, the Issuer does hereby purchase the Initial Transferred BGS Bondable Transition Property from the Seller for the consideration set forth in paragraph (a) above.

         (c) The Seller and the Issuer each acknowledge and agree that the purchase price for the Initial Transferred BGS Bondable Transition Property sold pursuant to this Agreement is equal to its fair market value at the time of sale.

         (d) The Seller and the Issuer further agree that from time to time the Seller may offer to sell, and the Issuer may purchase, Subsequent Transferred BGS Bondable Transition Property


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

as of Subsequent Transfer Dates, subject to the conditions specified in
Section 2.2, in exchange for consideration to be agreed upon (the "Subsequent Purchase Price"). The Seller and the Issuer hereby agree that each such sale, transfer, assignment and conveyance of any Subsequent Transferred BGS Bondable Transition Property shall include, to the fullest extent permitted by the Competition Act, the New Jersey UCC and the Delaware UCC, the assignment of all revenues, collections, claims, rights, payments, money and proceeds of or arising from the BGS Transition Bond Charges related to the Subsequent Transferred BGS Bondable Transition Property, as the same may be adjusted from time to time. Such sale, transfer, assignment and conveyance of the Subsequent Transferred BGS Bondable Transition Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 23.a. of the Competition Act, shall constitute a sale or other absolute transfer of all of the Seller's right, title and interest, in, to and under and not a borrowing secured by, the Subsequent Transferred BGS Bondable Transition Property. The preceding sentence is the statement referred to in Section 23.a. of the Competition Act. The Seller agrees and confirms that after giving effect to any sale contemplated by this paragraph (d) and the execution and delivery of the related Bill of Sale, it shall have no right, title or interest in, to or under the Subsequent Transferred BGS Bondable Transition Property.

         (e) Notwithstanding the foregoing, in the event that any sale, transfer, assignment and conveyance of any Transferred BGS Bondable Transition Property is determined by a court of competent jurisdiction not to be a true and absolute sale as contemplated by the parties hereto and by the Competition Act, then such sale, transfer, assignment and conveyance shall be treated as a pledge of such Transferred BGS Bondable Transition Property and the Seller shall be deemed to have granted, and does hereby grant, as of the date hereof a security interest to the Issuer in such Transferred BGS Bondable Transition Property to secure a payment obligation incurred by the Seller in the amount paid by the Issuer for the Transferred BGS Bondable Transition Property.

         Section 2.2. Conditions to Conveyance of BGS Bondable Transition Property. The obligation of the Seller to sell, and the obligation of the Issuer to purchase BGS Bondable Transition Property upon any Transfer Date shall be subject to and conditioned upon the satisfaction or waiver of each of the following conditions:

                  (a) on or prior to the Transfer Date, the Seller shall deliver to the Issuer a duly executed Bill of Sale identifying the BGS Bondable Transition Property to be conveyed as of that date, substantially in the form of Exhibit A hereto;

                  (b) as of the Transfer Date, no breach by the Seller of its representations, warranties or covenants in this Agreement shall exist and the Seller shall have delivered to the Issuer and the Trustee an Officers' Certificate to such effect and no Servicer Default shall have occurred and be continuing;

                  (c) as of the Transfer Date:

                           (i) the Issuer shall have sufficient funds
                  available to pay the purchase price for the Transferred BGS Bondable Transition Property to be conveyed on such date, and

                           (ii) all conditions set forth in the Indenture to
                  the issuance of one or more Series of BGS Transition Bonds intended to provide such funds shall have been satisfied or waived;

                  (d) on or prior to the Transfer Date, the Seller shall have taken all actions required under the Competition Act, the Financing Order, the New Jersey UCC and the Delaware UCC, including, without limitation, filings under the New Jersey UCC and the Delaware UCC, to transfer to the Issuer ownership of the Transferred BGS Bondable Transition Property to be conveyed on such date, free and clear of all Liens other than Liens created by the Issuer pursuant to the Indenture and to perfect such transfer and the Issuer shall have taken any action required for the Issuer to grant to the Trustee a first priority perfected security interest in the Collateral and maintain such security interest as of such date, including, without limitation, filings under the New Jersey UCC and the Delaware UCC;

                  (e) in the case of any sale of Subsequent Transferred BGS Bondable Transition Property only, the Seller shall have provided the Issuer and each Rating Agency with a notice specifying the Subsequent Transfer Date for the Subsequent Transferred BGS Bondable Transition Property not later than 10 days prior to the Subsequent Transfer Date;

                  (f) the Seller shall have delivered to each Rating Agency and to the Issuer:

                           (i) an Opinion of Counsel to the Seller with
                  respect to the transfer of the Transferred BGS Bondable Transition Property then being conveyed to the Issuer substantially in the form of Exhibit B hereto, and

                           (ii) an Opinion of Counsel to the Seller,
                  substantially in the form of Exhibit C hereto;

                  (g) the Seller shall have delivered to the Trustee and the Issuer an Officers' Certificate confirming the satisfaction of each condition precedent specified in this Section 2.2;

                  (h) with respect to any Subsequent Sale, the Seller shall have taken any action necessary in order for the Rating Agency Condition to have been satisfied; and

                  (i) the Seller shall have received the Initial Purchase Price or the Subsequent Purchase Price, as applicable, in funds immediately available on the applicable Transfer Date.

                                 ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF SELLER

         As of the Transfer Date, the Seller makes the following representations and warranties on which the Issuer has relied and will rely in acquiring Transferred BGS Bondable Transition Property. The following representations and warranties are made under existing law as in effect as of the Transfer Date. The Seller shall not be in breach of any representation or warranty herein as a result of a change in law occurring after the Transfer Date. The representations and warranties shall survive the sale of Transferred BGS Bondable Transition Property to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

         Section 3.1. Organization and Good Standing. The Seller is a corporation duly organized and in good standing under the laws of the State of New Jersey, with corporate power and authority to own its properties and conduct its business as currently owned or conducted.

         Section 3.2. Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (except where the failure to so qualify and to obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller's business, operations, assets, revenues, properties or prospects).

         Section 3.3. Power and Authority. The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full corporate power and authority to own the BGS Bondable Transition Property and sell and assign the Transferred BGS Bondable Transition Property to the Issuer, and the Seller has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

         Section 3.4. Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

         Section 3.5. No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (except as contemplated by the Basic Documents and as set forth in Section 2.1(e) hereof); nor violate any law or any order, rule or regulation applicable to the Seller of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties. The BGS Bondable Transition Property is not subject to any Lien thereon created by the indenture, dated August 1, 1924 (as amended and supplemented by 95 supplemental indentures), of Public Service Electric and Gas Company to Fidelity Union Trust Company, as successor trustee.

         Section 3.6. No Proceedings. Except as disclosed in writing by the Seller to the Issuer, there are no proceedings or investigations pending or, to the Seller's best knowledge, threatened, before any court, federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:

                  (a) asserting the invalidity of the Basic Documents, the BGS Transition Bonds, the Competition Act or the Financing Order;

                  (b) seeking to prevent the issuance of the BGS Transition Bonds or the consummation of any of the transactions contemplated by the Basic Documents or the BGS Transition Bonds;

                  (c) challenging the Seller's treatment of the BGS Transition Bonds as debt of the Seller for federal and State income, gross receipts or franchise tax purposes; or

                  (d) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Basic Documents or the BGS Transition Bonds.

         Section 3.7. Approvals. Except for the filing of financing statements and continuation statements under the New Jersey UCC and the Delaware UCC, no approval, authorization, consent, order or other action of, or filing with, any court, federal or State regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made. The Pricing Advice Certificate (as defined in the Financing Order) has been filed in accordance with the Financing Order and is final and incontestable in accordance with its terms.

         Section 3.8. The Transferred BGS Bondable Transition Property.

         (a) Information. All information provided by the Seller to the Issuer with respect to the Transferred BGS Bondable Transition Property is correct in all material respects.

         (b) Effect of Transfer. Each sale, transfer, assignment and conveyance herein contemplated constitutes a sale or other absolute transfer, of all right, title and interest of the Seller in, to and under the Transferred BGS Bondable Transition Property from the Seller to the Issuer; upon execution and delivery of this Agreement and the related Bill of Sale, the Seller will have no right, title or interest in, to or under the Transferred BGS Bondable Transition Property; and the Transferred BGS Bondable Transition Property would not be part of the estate of the Seller as debtor in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

         (c) Transfer Filings. The Seller is the sole owner of the Transferred BGS Bondable Transition Property sold to the Issuer on the Transfer Date; and the Transferred BGS Bondable Transition Property will have been validly sold, assigned, transferred and conveyed to the Issuer free and clear of all Liens other than Liens created by the Issuer pursuant to the Indenture. All actions or filings, including filings with the New Jersey Division of Revenue/Office of Commercial Recording under the New Jersey UCC and the Delaware UCC necessary in any jurisdiction to give the Issuer a valid first priority perfected ownership interest in the Transferred

BGS Bondable Transition Property and to grant to the Trustee a first priority perfected security interest in the Transferred BGS Bondable Transition Property, free and clear of all Liens of the Seller or anyone else have been taken or made.

         (d) Financing Order Irrevocable; Process Valid; No Litigation; Etc.

                  (i) The Financing Order as issued on July 12, 2005 has been issued by the BPU in accordance with the Competition Act, and such order and the process by which it was issued comply with all applicable laws, rules and regulations, including but not limited to the due process requirements of the United States Constitution and the New Jersey Constitution. The Financing Order has become effective pursuant to the Competition Act and is and as of the date of issuance of any BGS Transition Bonds will be in full force and effect and final and non-appealable.

                  (ii) As of the Series Issuance Date, the BGS Transition Bonds of the related Series will be entitled to the protections provided by the Competition Act and, in accordance with the Competition Act, the Financing Order and the BGS Transition Bond Charge authorized therein have become irrevocable and each Advice Letter is final and uncontestable.

                           (A) Under the Competition Act, the State of New
                  Jersey may not limit, alter or impair the Transferred BGS Bondable Transition Property or other rights vested in the Seller, the Issuer, the Trustee or the BGS Transition Bondholders pursuant to the Financing Order until the BGS Transition Bonds are fully paid and discharged, or in any way limit, alter, impair or reduce the value or amount of the Transferred BGS Bondable Transition Property; and

                           (B) under the Contract Clauses of the United States
                  Constitution and the New Jersey Constitution, the State of New Jersey, including the BPU, could not constitutionally take any action of a legislative character, including the repeal or amendment of the Competition Act, which would substantially limit, alter or impair the BGS Bondable Transition Property or other rights vested in the BGS Transition Bondholders pursuant to the Financing Order, or substantially limit, alter, impair or reduce the value or amount of the BGS Bondable Transition Property, unless such action is a reasonable exercise of the State of New Jersey's sovereign powers and of a character reasonable and appropriate to the public purpose justifying such action and under the Takings Clauses of the United States and New Jersey Constitutions, the State of New Jersey could not repeal or amend the Competition Act or take any other action in contravention of its pledge and agreement quoted above without paying just compensation to the BGS Transition Bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the BGS Transition Bondholders in the BGS Bondable Transition Property and deprive the BGS Transition Bondholders of their reasonable expectations arising from their investments in the BGS Transition Bonds. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest on the BGS Transition Bonds.

                           (iii) There is no order by any court providing for
                  the revocation, alteration, limitation or other impairment of the Competition Act, the Financing Order, any Advice Letter, the Transferred BGS Bondable Transition Property or the BGS Transition Bond Charge or any rights arising under any of them or to enjoin the performance of any obligations under the Financing Order.

                           (iv) No other approval, authorization, consent,
                  order or other action of, or filing with, any court, federal or State regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation or transfer of the Transferred BGS Bondable Transition Property, except those that have been obtained or made.

                           (v) Except as disclosed by the Seller to the Issuer
                  in writing, there are no proceedings or investigations pending, or to the best of the Seller's knowledge, threatened before any court, federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or the Issuer or their respective properties challenging the Competition Act or the Financing Order.

         (e) Assumptions. The assumptions used in calculating the BGS Transition Bond Charge in any Advice Letter delivered by the Issuer to the BPU pursuant to the Financing Order are reasonable and made in good faith.

         (f) Creation of Transferred BGS Bondable Transition Property.

                  (i) For purposes of the Competition Act, the New Jersey UCC and the Delaware UCC, the Transferred BGS Bondable Transition Property constitutes presently existing property;

                  (ii) the BGS Bondable Transition Property consists of (A) the irrevocable right of the Seller to charge, collect and receive, and be paid from collections of, the BGS Transition Bond Charge in the amount necessary to provide for the full recovery of the Bondable Stranded Costs which have been determined to be recoverable in the Financing Order and (B) all rights of the Seller under the Financing Order, including, without limitation, all rights to obtain periodic adjustments of the BGS Transition Bond Charge pursuant to the Competition Act, and (C) all revenues, collections, payments, money and proceeds arising under, or with respect to, all of the foregoing;

                  (iii) the BGS Bondable Transition Property is not subject to any lien created by a previous indenture; and

                  (iv) the Financing Order, including the right to collect the BGS Transition Bond Charge, has become irrevocable.

         (g) Prospectus. As of the date hereof, the information describing the Seller under the caption "The Seller and Servicer of the BGS Bondable Transition Property" in the Prospectus is correct in all material respects.

         Section 3.9. Solvency. After giving effect to the sale of any Transferred BGS Bondable Transition Property hereunder, the Seller:

                  (a) is solvent and expects to remain solvent;

                  (b) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

                  (c) is not engaged in nor does it expect to engage in a business for which its remaining property represents an unreasonably small capital;

                  (d) reasonably believes that it will be able to pay its debts as they come due; and

                  (e) is able to pay its debts as they mature and does not intend to incur, or believes that it will incur, indebtedness that it will not be able to repay at its maturity.

                                  ARTICLE IV

                            COVENANTS OF THE SELLER

         Section 4.1. Seller's Existence. So long as any of the BGS Transition Bonds are outstanding, the Seller shall keep in full force and effect its existence as a corporation and remain in good standing under the laws of the jurisdiction of its organization, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement to which the Seller is a party necessary to the proper administration of this Agreement and the transactions contemplated hereby.

         Section 4.2. No Liens or Conveyances. Except for the conveyances hereunder, the Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any of the Transferred BGS Bondable Transition Property, whether now existing or hereafter created, or any interest therein. The Seller shall not at any time assert any Lien against or with respect to any Transferred BGS Bondable Transition Property, and shall defend the right, title and interest of the Issuer and the Trustee, as assignee of the Issuer, in, to and under the Transferred BGS Bondable Transition Property, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

         Section 4.3. Use of Proceeds. The Seller shall use proceeds from the sale of the BGS Bondable Transition Property in accordance with the Financing Order and the Competition Act.

         Section 4.4. Delivery of Collections. If the Seller receives collections of the BGS Transition Bond Charge with respect to the Transferred BGS Bondable Transition Property or the proceeds thereof, the Seller shall pay the Servicer all payments received by the Seller in respect thereof as soon as practicable after receipt thereof by the Seller, but in no event later than two Business Days after such receipt.

         Section 4.5. Notice of Liens. The Seller shall notify the Issuer and the Trustee promptly after becoming aware of any Lien on any Transferred BGS Bondable Transition Property other than the conveyances hereunder or under the Indenture.

         Section 4.6. Compliance with Law. The Seller shall comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to the Seller, except to the extent that failure to so comply would not adversely affect the Issuer's or the Trustee's interests in the Transferred BGS Bondable Transition Property or under any of the Basic Documents or the Seller's performance of its obligations hereunder.

         Section 4.7. Covenants Related to Transferred BGS Bondable Transition Property.

         (a) So long as any of the BGS Transition Bonds are outstanding, the Seller shall:

                  (i) treat the BGS Transition Bonds as debt of the Issuer and not of the Seller, except for financial accounting or tax reporting purposes;

                  (ii) disclose in its financial statements that it is not the owner of the Transferred BGS Bondable Transition Property and that the assets of the Issuer are not available to pay creditors of the Seller or any of its Affiliates (other than the Issuer);

                  (iii) disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles; and

                  (iv) not own or purchase any BGS Transition Bonds.

         (b) The Seller agrees that upon the sale by the Seller of the Transferred BGS Bondable Transition Property to the Issuer pursuant to this
Agreement:

                  (i) to the fullest extent permitted by law, including the Competition Act and applicable BPU Regulations, the Issuer shall have all of the rights originally held by the Seller with respect to the Transferred BGS Bondable Transition Property, including the right to collect any amounts payable by any Customer or Third Party in respect of such Transferred BGS Bondable Transition Property, notwithstanding any objection or direction to the contrary by the Seller; and

                  (ii) any payment by any Customer or Third Party to the Issuer shall discharge such Customer's or such Third Party's obligations in respect of such Transferred BGS Bondable Transition Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

         (c) So long as any of the BGS Transition Bonds are Outstanding,

                  (i) in all proceedings relating directly or indirectly to the Transferred BGS Bondable Transition Property the Seller shall:
         (A) affirmatively certify and confirm that it has sold the Transferred BGS Bondable Transition Property to the Issuer (other than for financial accounting or tax reporting purposes), and (B) not make any statement or reference in respect of the Transferred BGS Bondable Transition Property that is inconsistent with the ownership thereof by the Issuer (other than for financial accounting or tax reporting purposes); and

                  (ii) the Seller shall not take any action in respect of the Transferred BGS Bondable Transition Property except as contemplated by the Basic Documents.

         Section 4.8. Protection of Title. The Seller shall execute and file such filings, and cause to be executed and filed such filings, and take all such actions, all in such manner and in such places as may be required by law fully to preserve, maintain, protect and perfect the interests of the Issuer and the Trustee in the Transferred BGS Bondable Transition Property, including all filings required under the New Jersey UCC and the Delaware UCC relating to the transfer of the ownership of the Transferred BGS Bondable Transition Property by the Seller to the Issuer and the pledge of the Transferred BGS Bondable Transition Property by the Issuer to the Trustee. The Seller shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel the performance by the BPU or the State of New Jersey of any of their obligations or duties under the Competition Act or the Financing Order, and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case as may be reasonably necessary:

                  (a) to protect the Issuer and the BGS Transition Bondholders from claims, State actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III; or

                  (b) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Competition Act, the Financing Order, any Advice Letter, or the rights of BGS Transition Bondholders by legislative enactment or constitutional amendment that would be adverse to the Issuer, the Trustee or the BGS Transition Bondholders.

         The costs of any such actions or proceedings shall be reimbursed by the Issuer to the Seller from amounts on deposit in the Collection Account as an Operating Expense. The Seller's obligations pursuant to this Section 4.8 shall survive and continue notwithstanding that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood that the Seller may be required to advance its own funds to satisfy its obligation hereunder). The Seller irrevocably, and as a power coupled with an interest, designates the Issuer as its agent and attorney-in-fact to execute any filings of financing statements, continuation statements or other instruments required of the Issuer pursuant to this Section, it being understood that the Issuer shall have no obligation to execute any such instruments.

         Section 4.9. Taxes. So long as any of the BGS Transition Bonds are outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Transferred BGS Bondable Transition Property; provided that no such tax need be paid if the Seller or one of its Affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such Affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

                                  ARTICLE V

                     ADDITIONAL UNDERTAKINGS OF THE SELLER

         The Seller hereby undertakes the obligations contained in this
Article V and agrees that the Issuer shall have the right to assign its rights with respect to such obligations to the Trustee for the benefit of the BGS Transition Bondholders.

         Section 5.1. Liability of the Seller; Indemnities.

         (a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

         (b) The Seller shall indemnify the Issuer and the Trustee, for itself and on behalf of the BGS Transition Bondholders, and each of their respective officers, directors, managers, employees and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than any taxes imposed on BGS Transition Bondholders solely as a result of their ownership of BGS Transition Bonds) that may at any time be imposed on or asserted against any such Person under existing law as of any Transfer Date as a result of the sale and assignment of the Transferred BGS Bondable Transition Property by the Seller to the Issuer, the acquisition or holding of the Transferred BGS Bondable Transition Property by the Issuer or the issuance and sale by the Issuer of the BGS Transition Bonds, including any sales, gross receipts, general corporation, personal property, privilege, franchise or license taxes, but excluding any taxes imposed as a result of a failure of such person to properly withhold or remit taxes imposed with respect to payments on any BGS Transition Bond, it being understood that the BGS Transition Bondholders shall be entitled to enforce their rights against the Seller under this Section 5.1(b) solely through a cause of action brought for their benefit by the Trustee.

         (c) The Seller shall indemnify the Issuer and the Trustee, for itself and on behalf of the BGS Transition Bondholders, and each of their respective officers, directors, managers, employees and agents for, and defend and hold harmless each such Person from and against, any and all amounts of principal of and interest on the BGS Transition Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to the Issuer required to have been made in accordance with the terms of the Basic Documents which are not made when so required, in each case as a result of the Seller's breach of any of its representations, warranties or covenants contained in this Agreement, and any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such Person, other than any liabilities, obligations or claims for or payments of principal of or interest on the BGS Transition Bonds, together with any reasonable costs and expenses incurred by such Person, as a result of the Seller's breach of any of its representations, warranties or covenants contained in this Agreement.

         (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Issuer's property or assets based on existing law as of the Transfer Date.

         (e) Indemnification under this Section 5.1 shall survive the resignation or removal of the Trustee and the termination of this Agreement and shall include reasonable fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses). The Seller shall not indemnify any party under this Section 5.1 for any changes in law after the Transfer Date.

         (f) The indemnification obligation of the Seller under this Section
5.1 shall be pari passu with all other general unsecured obligations of the Seller.

         (g) The Seller will not indemnify any person for any loss, damages, liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the BGS Transition Bonds or for any consequential damages, including any loss of market value of the BGS Transition Bonds, resulting from any default or any downgrade of the ratings on the BGS Transition Bonds.

         Section 5.2. Merger or Consolidation of, or Assumption of the Obligations of, the Seller. Any Person:

                  (a) into which the Seller may be merged or consolidated and which succeeds to all or any material part of the electric distribution business of the Seller,

                  (b) which results from the division of the Seller into two or more Persons and which succeeds to all or any material part of the electric distribution business of the Seller,

                  (c) which may result from any merger or consolidation to which the Seller shall be a party and which succeeds to all or any material part of the electric distribution business of the Seller,

                  (d) which may succeed to the properties and assets of the Seller substantially as a whole and which succeeds to all or any material part of the electric distribution business of the Seller, or

                  (e) which may otherwise succeed to all or any material part of the electric distribution business of the Seller,

which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that

                  (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Article III shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing,

                  (ii) the Seller shall have delivered to the Issuer and the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section 5.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,

                  (iii) the Seller shall have delivered to the Issuer and the Trustee an Opinion of Counsel either

                           (A) stating that, in the opinion of such counsel,
                  all filings to be made by the Seller, including New Jersey UCC and the Delaware UCC filings, that are necessary fully to preserve and protect fully the respective interests of the Issuer and the Trustee in the Transferred BGS Bondable Transition Property have been executed and filed, and reciting the details of such filings, or

                           (B) stating that, in the opinion of such counsel,
                  no such action is necessary to preserve and protect such interests,

                  (iv) the Rating Agencies shall have received prior written notice of such transaction; and

                  (v) the Seller shall have delivered to the Issuer and the Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, the Seller, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for federal income tax purposes, such consolidation or merger will not result in a material adverse federal income tax consequence to the Seller, the Issuer, the Trustee or the holders of the Outstanding BGS Transition Bonds.

The Seller shall not consummate any transaction referred to in clauses (a),
(b), (c), (d) or (e) above except upon execution of the above described agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and
(v) above. When any Person acquires the properties and assets of the Seller substantially as a whole and becomes the successor to the Seller in accordance with the terms of this Section 5.2, then upon the satisfaction of all of the other conditions of this Section 5.2, the Seller shall automatically and without further notice be released from its obligations hereunder.

         Section 5.3. Limitation on Liability of the Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.8, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

                                  ARTICLE VI

                           Miscellaneous Provisions

         Section 6.1. Amendment.

         (a) This Agreement may be amended by the Seller and the Issuer, with the consent of the Trustee and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or notification to each of the Rating Agencies.

         (b) Prior to the execution of any amendment to this Agreement, the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Agreement or otherwise.

         (c) Notwithstanding anything to the contrary in this paragraph, no amendment or modification of this Agreement shall be effective except upon satisfaction of the conditions precedent in this paragraph (c).

                  (i) At least fifteen days prior to the effectiveness of any such amendment or modification and after obtaining the other necessary approvals set forth in paragraph (a) above (except that the consent of the Trustee may be subject to the consent of Holders if such consent is required or sought by the Trustee in connection with such amendment or modification), the Servicer shall have delivered to the BPU's executive director and general counsel written notification of any proposed amendment, which notification shall contain:

                           (A) a reference to Docket No. EF03070532;

                           (B) an officer's certificate stating that the
                  proposed amendment or modification has been approved by all parties to this Agreement; and

                           (C) a statement identifying the person to whom the
                  BPU or its staff is to address any response to the proposed amendment or to request additional time;

                  (ii) If the BPU or its staff, within fifteen days (subject to extension as provided in clause (iii) below) of receiving a notification complying with paragraph (a) above, shall have delivered to the office of the person specified in paragraph (i)(C) above a written statement that the BPU might object to the proposed amendment or modification, then such proposed amendment or modification shall not be effective unless and until the BPU subsequently delivers a written statement that it does not object to such proposed amendment or modification.

                  (iii) If the BPU or its staff shall have, within fifteen days of receiving a notification complying with paragraph (a) above, delivered to the office of the person specified in paragraph (i)(C) above a written statement requesting an additional amount of time not to exceed thirty days in which to consider such proposed amendment or modification, then such proposed amendment or modification shall not be effective if, within such extended period, the BPU shall have delivered to the office of the person specified in paragraph (i)(C) above a written statement as described in clause (ii) above, unless and until the BPU subsequently delivers a written statement that it does not object to such proposed amendment or modification.

                  (iv) If the BPU or its staff shall not have delivered written notice that the BPU might object to such proposed amendment or modification within the time periods described in clause (ii) or clause (iii) above, whichever is applicable, then the BPU shall be conclusively deemed not to have any objection to the proposed amendment or modification and such amendment or modification may subsequently become effective upon satisfaction of the other conditions specified in paragraph (a) above.

                  (v) Following the delivery of a notice to the BPU by the Servicer under clause (ii) above, the Servicer and the Issuer shall have the right at any time to withdraw from the BPU further consideration of any proposed amendment.

         Section 6.2. Notices. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first-class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first-class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, five days after deposit in the United States first-class mail with proper postage for first-class mail prepaid:

                  (a) in the case of the Seller, at Public Service Electric and Gas Company, 80 Park Plaza, Newark, New Jersey 07102, Attention:
         Treasurer,

                  (b) in the case of the Issuer, at PSE&G Transition Funding II LLC, 80 Park Plaza, T-4B, Newark, New Jersey 07102, Attention:
         Managers,

                  (c) in the case of Moody's, at Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007,

                  (d) in the case of Standard & Poor's, at Standard & Poor's Ratings Group, 55 Water Street, New York, New York 10041, Attention:
         Asset Backed Surveillance Department,

                  (e) in the case of Fitch, at Fitch, Inc., 1 State Street Plaza, New York, New York 10004, Attention: ABS Surveillance, and

                  (f) in the case the Trustee, at the address provided for notices or communications to the Trustee in the Indenture;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         Section 6.3. Assignment by Seller. Subject to Section 5.2, this Agreement may not be assigned by the Seller.

         Section 6.4. Assignment to Trustee. The Seller hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the BGS Transition Bondholders of all right, title and interest of the Issuer in, to and under the Transferred BGS Bondable Transition Property and the proceeds thereof and the assignment of any or all of the Issuer's rights hereunder to the Trustee.

         Section 6.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Issuer, the BPU, on behalf of itself and electricity customers, and the Trustee, on behalf of itself and the BGS Transition Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 6.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 6.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 6.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 6.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 6.10. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement or the Indenture, the Seller hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of the BGS Transition Bonds, any other amounts owed under the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.

                                  PSE&G TRANSITION FUNDING II LLC, as Issuer



                                  By:    /s/ MORTON A. PLAWNER
                                       ---------------------------------------
                                       Name:   MORTON A. PLAWNER
                                       Title:  Vice President and Treasurer and
                                               Chief Financial Officer


                                  PUBLIC SERVICE ELECTRIC AND GAS
                                  COMPANY, as Seller



                                  By:    /s/ MORTON A. PLAWNER
                                       ---------------------------------------
                                       Name:   MORTON A. PLAWNER
                                       Title:  Vice President and Treasurer

                                 BILL OF SALE


         For good and valuable consideration the receipt of which is hereby acknowledged, PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a New Jersey corporation (the "Seller"), does hereby sell, assign, transfer and convey to PSE&G TRANSITION FUNDING II LLC, a Delaware limited liability company (the "Issuer"), without recourse except as provided in the Sale Agreement referred to below, all of the Seller's right, title and interest in, to and under all of its BGS Bondable Transition Property, which sale, assignment, transfer and conveyance of such BGS Bondable Transition Property shall include, as provided in the Competition Act, the sale, assignment, transfer and conveyance of all of the Seller's right, title and interest in, to and under all revenues, collections, claims, rights, payments, money and proceeds of or arising under or with respect to the BGS Transition Bond Charge related to such BGS Bondable Transition Property, as the same may be adjusted from time to time in accordance with the Competition Act and the Financing Order, to have and to hold the same unto the Issuer and to the successors and assigns of the Issuer, forever.

         Capitalized terms used herein and not defined shall have the meanings set forth in the BGS Bondable Transition Property Sale Agreement dated as of September 23, 2005 (the "Sale Agreement") between the Issuer and the Seller.

         This Bill of Sale is governed by the laws of the State of New Jersey.

         IN WITNESS WHEREOF, the Seller has duly executed and delivered this Bill of Sale this 23rd day of September 2005.



                                PUBLIC SERVICE ELECTRIC AND GAS
                                COMPANY, as Seller



                                By:   _______________________________________
                                Name: _______________________________________
                                Title:_______________________________________


Accepted this 23rd day of
September 2005.

PSE&G TRANSITION FUNDING II LLC



By:   _______________________________________
Name: _______________________________________
Title:_______________________________________

                                   EXHIBIT B

                              Opinion of Counsel

                                   EXHIBIT C

                              Opinion of Counsel

                                  APPENDIX A

                              MASTER DEFINITIONS

            [To be used in connection with the Servicing Agreement, the Sale Agreement, the Administration Agreement and the Indenture]

The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms.

         Act has the meaning specified in Section 11.3 of the Indenture.

         Adjustment Date means (a) January 1 of each year through January 1, 2015, (b) as long as the BGS Transition Bonds are outstanding, October 1, January 1, April and July 1 of each year, beginning April 1, 2015, and (c) any other date which is thirty days after a Calculation Date.

         Adjustment Request means an application filed by the Servicer with the BPU for a BGS Transition Bond Charge Adjustment pursuant to
         Section 5(b) of the Issuer Annex.

         Administration Agreement means the Administration Agreement dated as of September 23, 2005, between PSE&G, as administrator, and the Issuer, as the same may be amended or supplemented from time to time.

         Administrator means PSE&G, as administrator under the Administration Agreement, and each successor to PSE&G, in the same capacity, pursuant to Section 14 of the Administration Agreement.

         Advice Letter means, with respect to any Series of BGS Transition Bonds, the Issuance Advice Letter, in the form attached as Appendix B to the Financing Order, filed with the BPU at the time of the issuance of such Series.

         Affiliate means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

         Annual Accountant's Report has the meaning assigned to that term in
         Section 3.07 of the Servicing Agreement.

         Annual Reconciliation Date means the last Business Day of October of each year, commencing with October 2006 and continuing through October 2014 (or such earlier month as the Servicer shall have specified to the Issuer and the Trustee by not less than 30 days prior written notice).

         Authorized Denominations means, with respect to any Series or Class of BGS Transition Bonds, $1,000 and integral multiples of $1.00 above that amount, provided, however, that one bond of each Class may have denomination of less than $1,000, or such other denominations as may be specified in the Series Supplement therefor.

         Authorized Officer means, with respect to the Issuer, (i) any Manager and, (ii) any person designated as an "Officer" under the Issuer LLC Agreement and authorized thereby to act on behalf of the Issuer.

         Basic Documents means the Formation Documents, the Sale Agreement, any Bills of Sale, the Servicing Agreement, the Administration Agreement, the Indenture, the Underwriting Agreement, any Interest Rate Swap Agreement and the Securities Account Control Agreement, as each may be amended or supplemented from time to time.

         BGS Bondable Transition Property has the meaning assigned to that term in the Financing Order.

         BGS Bondable Transition Property Documentation means all documents relating to the Transferred BGS Bondable Transition Property, including copies of the Petition and the Financing Order and all documents filed with the BPU in connection with any BGS Transition Bond Charge Adjustment.

         BGS MTC-Tax has the meaning assigned to that term in the Financing
         Order.

         BGS Transition Bond means any of the transition bonds (as defined in the Competition Act) issued by the Issuer pursuant to the Indenture.

         BGS Transition Bond Balance means, as of any date, the aggregate Outstanding Amount of all Series of BGS Transition Bonds on such date.

         BGS Transition Bond Charge means the BGS Transition Bond Charge authorized by the BPU to be imposed on all Customers by PSE&G or its successor to recover Bondable Stranded Costs pursuant to the Competition Act and the Financing Order.

         BGS Transition Bond Charge Adjustment means each adjustment to the BGS Transition Bond Charge related to the Transferred BGS Bondable Transition Property made in accordance with Section 4.01 of the Servicing Agreement and the Issuer Annex.

         BGS Transition Bond Charge Adjustment Process means the process by which the BGS Transition Bond Charge is adjusted pursuant to the Servicing Agreement, the Competition Act, the Petition and the Financing Order.

         BGS Transition Bond Owner means, with respect to a Book-Entry BGS Transition Bond, the Person who is the beneficial owner of such Book-Entry BGS Transition Bond, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         BGS Transition Bond Register has the meaning specified in Section 2.5(a) of the Indenture.

         BGS Transition Bond Registrar has the meaning specified in Section 2.5(a) of the Indenture.

         Billing Month means a calendar month during which the BGS Transition Bond Charge is billed to Customers.

         Bill of Sale means any bill of sale issued by the Seller to the Issuer pursuant to the Sale Agreement evidencing the sale of BGS Bondable Transition Property by the Seller to the Issuer.

         Bondable Stranded Costs means those bondable stranded costs, within the meaning specified in the Competition Act, approved for recovery in the Financing Order.

         Book-Entry BGS Transition Bonds means beneficial interests in the BGS Transition Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section
         2.11 of the Indenture.

         BPU means the State of New Jersey Board of Public Utilities or its successor.

         BPU Regulations means any regulations, orders, guidelines or directives promulgated, issued or adopted by the BPU.

         Business Day means any day other than a Saturday or Sunday or a day on which banking institutions in the City of Newark, New Jersey, or in the City of New York, New York.

         Calculation Date means (a) December 1 of each year until December 1, 2014 (b) September 1, December 1, March 1 and June 1 of each year beginning March 1, 2015 and for so long as the BGS Transition Bonds are outstanding, and (c) any other day on which the Servicer files an Adjustment Request.

         Capital Reserve Subaccount has the meaning specified in Section 8.2(i) of the Indenture.

         Capital Subaccount has the meaning specified in Section 8.2(i) of the Indenture.

         Class means, with respect to any Series, any one of the classes of BGS Transition Bonds of that Series, as specified in the Series Supplement for that Series.

         Class Final Maturity Date means the Final Maturity Date of a Class, as specified in the Series Supplement for the related Series.

         Class Subaccount has the meaning specified in Section 8.2(i) of the Indenture.

         Clearing Agency means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         Clearing Agency Participant means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         Code means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         Collateral has the meaning specified in the Granting Clause of the Indenture.

         Collection Account has the meaning specified in Section 8.2(i) of the Indenture.

         Collection Period means the period from and including the first day of a calendar month to but excluding the first day of the next calendar month.

         Collections Curve means a forecast prepared by the Servicer of the percentages of amounts billed in a Billing Month that are expected to be received during each of the following seven months.

         Collections Curve Payment means, with respect to a Billing Month, the sum of the amounts paid to the Trustee over a seven-month period following that Billing Month based on the Collections Curve for that Billing Month.

         Commission means the U.S. Securities and Exchange Commission, and any successor thereof.

         Competition Act means the Electric Discount and Energy Competition Act, New Jersey Statutes Annotated, title 48, chapter 3, article 7.

         Corporate Trust Office means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at date of the execution of this Indenture is located at 101 Barclay Street, 8W, New York, New York 10286,
         Attention: Corporate Trust- ABS Unit, or at such other address as the Trustee may designate from time to time by notice to the BGS Transition Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the BGS Transition Bondholders and the Issuer in writing).

         Covenant Defeasance Option has the meaning specified in Section 4.l(b) of the Indenture.

         Curve Payment Shortfall means: (a) with respect to each Annual Reconciliation Date, the excess of actual TBC Collections in respect of each of the 12 Billing Months beginning 19 Billing Months (or from the first Series Issuance Date, if less than 19 months have elapsed) before the Billing Month in which such Reconciliation Date occurs, over the actual Collection Curve Payments made to the Trustee in respect of those Billing Months; and (b) with respect to each Monthly Reconciliation Date, the excess of actual TBC Collections in respect of the Billing Month that is 8 months prior to the Billing Month in which such Reconciliation Date occurs, over the actual Collection Curve Payments made to the Trustee in respect of that prior Billing Month.

         Customer means each person who is a retail consumer of electricity and who accesses PSE&G's transmission and distribution system, regardless of whether such consumer elects to purchase electricity from a Third Party.

         Daily Remittance Date means, if the Servicer has not satisfied the conditions of Section 5.11(b) of the Servicing Agreement, each Business Day commencing on the second Business Day following the date on which the Servicer begins remittance procedures under Section 3.03(a)(ii) of the Servicing Agreement.

         Default means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         Defeasance Subaccount has the meaning specified in Section 8.2(i) of the Indenture

         Definitive BGS Transition Bonds has the meaning specified in Section
         2.11 of the Indenture.

         Delaware UCC means the Uniform Commercial Code, as in effect in the State of Delaware, as amended from time to time.

         DTC Agreement means the agreement between the Issuer, the Trustee and The Depository Trust Company, as the initial Clearing Agency, dated on or about September 22, 2005, relating to the BGS Transition Bonds, as the same may be amended or supplemented from time to time.

         Eligible Guarantor Institution means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as "an eligible guarantor institution," including (as such terms are defined therein):

                  (a)      a bank;

                  (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

                  (c)      a credit union;

                  (d) a national securities exchange, registered securities association or clearing agency; or

                  (e) a savings association that is a participant in a securities transfer association.

         Eligible Institution means:

                  (a) the corporate trust department of the Trustee, so long as any of the securities of the Trustee have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade, or

                  (b) a depositary institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which

                           (i)      has either


                                    (A)      with respect to any Eligible
                                             Investment having a maturity of
                                             greater than one month, a
                                             long-term unsecured debt rating
                                             of "AAA" by Standard & Poor's and
                                             Fitch and "Aaa" by Moody's, or

                                    (B)      with respect to any Eligible
                                             Investment having a maturity one
                                             month or less, a certificate of
                                             deposit rating of "A-l+" by
                                             Standard & Poor's and "Prime-1 "
                                             by Moody's, or any other
                                             long-term, short-term or
                                             certificate of deposit rating
                                             acceptable to the Rating
                                             Agencies, and

                           (ii)     whose deposits are insured by the FDIC.

         Eligible Investments mean:

                  (a) direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

                  (b) demand deposits, time deposits, certificates of deposit or bankers' acceptances of any depository institution incorporated under the laws of the United States of America or any State, or any domestic branch of a foreign bank, and subject to the supervision and examination by federal or State banking or depository institution authorities; so long as at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than any obligations thereof where the rating is based on the credit of a person other than that depository institution, shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

                  (c) commercial paper or other short-term obligations of any corporation other than the Seller organized under the laws of the United States of America or any State having a rating, at the time of the investment or contractual commitment to invest therein, from each of the Rating Agencies in the highest short-term or long-term investment category granted thereby;

                  (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates is investment manager or advisor);

                  (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company, acting as principal, described in clause
                           (b) of the definition of Eligible Institutions;

                  (f) repurchase obligations with respect to any security or whole loan entered into with:

                           (A) a depository institution or trust company, acting as principal, described in clause
                                    (b) of the definition of Eligible
                                    Institution, except that the rating
                                    referred to in the proviso in clause (b) of the definition of Eligible Institution above shall be "A-1+" or higher in the case of Standard & Poor's,

                           (B) a broker/dealer, acting as principal, registered as a broker or dealer under
                                    Section 15 of the Exchange Act, the
                                    unsecured short-term debt obligations of which are rated "P-1" by Moody's, "F1+" by Fitch, if rated by Fitch, and at least "A-1+" by Standard & Poor's at the time of entering into this repurchase obligation, or

                           (C)      an unrated broker/dealer, acting as
                                    principal, that is a wholly-owned
                                    subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated "P-1" by Moody's, "F1+" by Fitch, if rated by Fitch, and at least "A-1+" by Standard & Poor's at the time of purchase; and

                  (g) any other investment permitted by each of the Rating Agencies;

         provided, that, unless otherwise permitted by the applicable Rating Agencies, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or in the definition of "Eligible Institution," the related investments at such institution shall be reinvested in other Eligible Investments within ten (10) days; and, provided further, that no obligation of, or security issued by, the Seller shall constitute an Eligible Investment.

         Eligible Securities Account means either:

                  (a)      a segregated trust account with an Eligible
                           Institution or

                  (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States of

                           America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depositary institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         Event of Default has the meaning specified in Section 5.1 of the Indenture.

         Excess Curve Payment means, (a) with respect to each Annual Reconciliation Date, the excess of the Collections Curve Payments made to the Trustee in respect of each of the 12 Billing Months beginning 19 Billing Months (or from the first Series Issuance Date, if less than 19 months have elapsed) before the Billing Month in which the Reconciliation Date occurs, over the actual TBC Collections in respect of those Billing Months; and (b) with respect to each Monthly Reconciliation Date, the excess of the Collections Curve Payments made to the Trustee in respect of the Billing Month that is 8 months prior to the Billing Month in which such Reconciliation Rate occurs, over the actual TBC Collections in respect of that prior Billing Month.

         Exchange Act means the Securities Exchange Act of 1934, as amended.

         Executive Officer means, with respect to any corporation, the chief executive officer, chief operating officer, chief financial officer, chief information officer, president, executive vice president, any vice president, the secretary or the treasurer of such corporation; and with respect to any limited liability company, any manager thereof.

         Expected Sinking Fund Amortization Schedule means, with respect to each Series or, if applicable, each Class of BGS Transition Bonds, the Expected Sinking Fund Amortization Schedule for principal thereof, as specified in the Series Supplement therefor.

         Expected Final Payment Date means, with respect to each Series or, if applicable, each Class of BGS Transition Bonds, the Payment Date related to the date when all interest and principal is scheduled to be paid with respect to that Series or Class in accordance with the Expected Sinking Fund Amortization Schedule, as specified in the Series Supplement therefor.

         FDIC means the Federal Deposit Insurance Corporation or its successor.

         Final Maturity Date means, for each Series or, if applicable, each Class of BGS Transition Bonds, the Payment Date related to the date by which all principal of and interest on such Series or Class of BGS Transition Bonds is required to be paid, as specified in the Series Supplement therefor.

         Financing Issuance means an issuance of a new Series of BGS Transition Bonds under the Indenture to provide funds to finance the purchase by the Issuer of Bondable Transition Property.

         Financing Order means the bondable stranded cost rate order issued by the BPU on July 12, 2005 pursuant to the Competition Act.

         Fitch means Fitch, Inc. or its successor.

         Formation Documents means, collectively, the Issuer LLC Agreement, the Issuer Certificate of Formation and any other document pursuant to which the Issuer is formed or governed, as each may be amended or supplemented from time to time.

         General Subaccount has the meaning specified in Section 8.2(i) of the Indenture.

         Grant means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, interest and other payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         Holder or BGS Transition Bondholder or Bondholder means the Person in whose name a BGS Transition Bond of any Series or Class is registered in the BGS Transition Bond Register.

         Indemnification Event means an event which triggers PSE&G's obligation to indemnify the Issuer and the Trustee, for itself and on behalf of the BGS Transition Bondholders, and each of their respective managers, officers, directors and agents, pursuant to
         Section 5.1 of the Sale Agreement.

         Indemnity Amount means the amount of any indemnification obligation payable under the Basic Documents.

         Indenture means the Indenture dated as of September 23, 2005, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time by one or more Supplemental Indentures, and shall include each Series Supplement and the forms and terms of the BGS Transition Bonds established thereunder.

         Independent means, when used with respect to any specified Person, that the Person

                  (a) is in fact independent of the Issuer, any other obligor upon the BGSTransition Bonds, PSE&G and any Affiliate of any of the foregoing Persons,

                  (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, PSE&G or any Affiliate of any of the foregoing Persons, and

                  (c) is not connected with the Issuer, any such other obligor, PSE&G or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Independent Certificate means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Appendix A and that the signer is Independent within the meaning thereof.

         Independent Manager has the meaning set forth in the Issuer LLC Agreement.

         Initial Purchase Price has the meaning set forth in Section 2.1 of the Sale Agreement.

         Initial Transfer Date means the Series Issuance Date for the first Series of BGS Transition Bonds.

         Initial Transferred BGS Bondable Transition Property means the BGS Bondable Transition Property sold by the Seller to the Issuer as of the Initial Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Initial Transfer Date as identified in such Bill of Sale.

         Insolvency Event means, with respect to a specified Person,

                  (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or

                  (b) the commencement by such Person of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         Interest means, for any Payment Date for any Series or Class of BGS Transition Bonds, the sum, without duplication, of:

                  (a) an amount equal to the amount of interest accrued at the applicable Interest Rate from the prior Payment Date with respect to that Series or Class;

                  (b) any unpaid interest, to the extent permitted by law, plus any interest accrued on unpaid interest at the applicable Interest Rate, to the extent permitted by applicable law; and

                  (c) if the BGS Transition Bonds have been declared due and payable, all accrued and unpaid interest thereon.

         Interest Rate means, with respect to each Series or Class of BGS Transition Bonds, the rate at which interest accrues on the principal balance of BGS Transition Bonds of such Series or Class, as specified in the Series Supplement therefor.

         Interest Rate Swap Agreement means any ISDA Master Agreement, together with the related Schedule and Confirmation, between the Issuer and a Swap Counterparty, as same may be amended or supplemented from time to time, with respect to any Series or Class of BGS Transition Bonds.

         Issuer means PSE&G Transition Funding II LLC, a Delaware limited liability company, or its successor under the Indenture or the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

         Issuer Annex means Annex 1 of the Servicing Agreement.

         Issuer Certificate of Formation means the Certificate of Formation of the Issuer, dated July 18, 2005, which was filed with the Delaware Secretary of State's Office on July 18, 2005, as the same may be amended or supplemented from time to time.

         Issuer LLC Agreement means the Amended and Restated Limited Liability Company Agreement between the Issuer and PSE&G, as sole Member, dated as of September 23, 2005, as the same may be amended or supplemented from time to time.

         Issuer Officer's Certificate means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of
         Section 11.1 of the Indenture, and delivered to the Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

         Issuer Opinion of Counsel means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer or the Seller and who shall be reasonably satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee, and shall be in a form reasonably satisfactory to the Trustee.

         Issuer Order or Issuer Request means a written order or request, respectively, signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

         Legal Defeasance Option has the meaning specified in Section 4.1(b) of the Indenture.

         Lien means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

         Losses means collectively, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever.

         Manager has the meaning set forth in the Issuer LLC Agreement.

         Market Transition Charge means the market transition charge that PSE&G may impose on Customers pursuant to the Competition Act and the Restructuring Order.

         Member means PSE&G, as the sole member of the Issuer, in its capacity as such member under the Issuer LLC Agreement.

         Monthly Reconciliation Date means the last Business Day of each month commencing with November 2014 (or such earlier month as the Servicer shall have specified to the Issuer and the Trustee by not less than 30 days prior written notice).

         Monthly Remittance Date means the 13th day of each calendar month (or if such day is not a Business Day, the preceding Business Day) beginning in October 2005.

         Monthly Servicing Fee means the fee payable to the Servicer on a monthly basis for services rendered, in accordance with Section 5.07 of the Servicing Agreement.

         Moody's means Moody's Investors Service Inc. or its successor.

         MTC-Tax means the tax which PSE&G is entitled to impose under the Restructuring Order.

         New Jersey UCC means the Uniform Commercial Code, as in effect in the State of New Jersey, as amended from time to time.

         Officers' Certificate means a certificate signed by

                  (a) the chairman of the board, the president, the vice chairman of the board, any executive vice president or any vice president; and

                  (b) the treasurer, any assistant treasurer, the secretary or any assistant secretary of PSE&G.

         Operating Expenses means, with respect to the Issuer, all fees, costs, expenses and indemnity payments owed by the Issuer, including, without limitation, all amounts owed by the Issuer to the Trustee, the Monthly Servicing Fee, the fees and expenses payable by the Issuer to the Administrator under the Administration Agreement, the fees and expenses payable by the Issuer to the Independent Managers and Special Members of the Issuer, fees of the Rating Agencies, legal fees and expenses of the Servicer pursuant to Section 3.10 of the Servicing Agreement, legal and accounting fees, costs and expenses of the Issuer, and legal, accounting or other fees, costs and expenses of the Seller (including, without limitation, any costs and expenses incurred by the Seller pursuant to Section 4.8 of the Sale Agreement) under or in connection with the Basic Documents or the Financing Order.

         Opinion of Counsel means one or more written opinions of counsel who may be an employee of or counsel to PSE&G, the Issuer or any other Person (as the context may require), which counsel shall be reasonably acceptable to the Trustee, the Issuer or the Rating Agencies, as applicable, and which shall be in form reasonably satisfactory to the Trustee, if applicable.

         Outstanding with respect to BGS Transition Bonds means, as of the date of determination, all BGS Transition Bonds theretofore authenticated and delivered under the Indenture except:

                  (a) BGS Transition Bonds theretofore canceled by the BGS Transition Bond Registrar or delivered to the BGS Transition Bond Registrar for cancellation;

                  (b) BGS Transition Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such BGS Transition Bonds; and

                  (c) BGS Transition Bonds in exchange for or in lieu of other BGS Transition Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such BGS Transition Bonds are held by a protected purchaser;

         provided that in determining whether the Holders of the requisite Outstanding Amount of the BGS Transition Bonds or any Series or Class thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, BGS Transition Bonds owned by the Issuer, any other obligor upon the BGS Transition Bonds, PSE&G or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only BGS Transition Bonds that the Trustee knows to be so owned shall be so disregarded. BGS Transition Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such

         BGS Transition Bonds and that the pledgee is not the Issuer, any other obligor upon the BGS Transition Bonds, PSE&G or any Affiliate of any of the foregoing Persons.

         Outstanding Amount means the aggregate principal amount of all Outstanding BGS Transition Bonds or, if the context requires, all Outstanding BGS Transition Bonds of a Series or Class Outstanding at the date of determination.

         Overcollateralization means, with respect to any Payment Date, an amount that, if deposited to the Overcollateralization Subaccount, would cause the balance in such subaccount to equal the Scheduled Overcollateralization Level for such Payment Date.

         Overcollateralization Amount means, with respect to any Series of BGS Transition Bonds, the amount specified as such in the Series Supplement therefor.

         Overcollateralization Subaccount has the meaning specified in Section 8.2(i) of the Indenture.

         Paying Agent means the Trustee or any other Person, including any Person appointed pursuant to Section 3.2(b) of the Indenture, that meets the eligibility standards for the Trustee specified in Section
         6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or premium, if any, or interest on the BGS Transition Bonds on behalf of the Issuer.

         Payment Date means, with respect to each Series or Class of BGS Transition Bonds, each date or dates respectively specified as Payment Dates for such Series or Class in the Series Supplement therefor.

         Person means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

         Petition means the petition filed by PSE&G with the BPU, dated July 9, 2003.

         Predecessor BGS Transition Bond means, with respect to any particular BGS Transition Bond, every previous BGS Transition Bond evidencing all or a portion of the same debt as that evidenced by such particular BGS Transition Bond; and, for the purpose of this definition, any BGS Transition Bond authenticated and delivered under
         Section 2.6 of the Indenture in lieu of a mutilated, lost, destroyed or stolen BGS Transition Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen BGS Transition Bond.

         Principal means, with respect to any Payment Date and each Series or Class of BGS Transition Bonds:

                  (a) the amount of principal scheduled to be paid on such Payment Date in accordance with the Expected Sinking Fund Amortization Schedule;


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                  (b)      the amount of principal due on the Final Maturity
                           Date of any Series or Class on such Payment Date;

                  (c) the amount of principal due as a result of the occurrence and continuance of an Event of Default and acceleration of the BGS Transition Bonds; and

                  (d)      any overdue payments of principal.

         Proceeding means any suit in equity, action at law or other judicial or administrative proceeding.

         Projected BGS Transition Bond Balance means, as of any date, the sum of the amounts provided for in the Expected Sinking Fund Amortization Schedules for each outstanding Series of BGS Transition Bonds as of such date.

         PSE&G or Seller means Public Service Electric and Gas Company, a New Jersey corporation, or its successor.

         Rating Agency means, as of any date, any rating agency rating the BGS Transition Bonds of any Class or Series at the time of issuance thereof at the request of the Issuer. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Trustee, the Member and the Servicer.

         Rating Agency Condition means, with respect to any action, the notification by the Trustee to each Rating Agency of such action and the notification from each of Fitch and S&P to the Trustee and the Issuer that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Outstanding Series or Class of BGS Transition Bonds.

         Reconciliation Date means an Annual Reconciliation Date or a Monthly Reconciliation Date, as appropriate.

         Record Date has the meaning set forth in each Supplemental Indenture.

         Registered Holder means, as of any date, the Person in whose name a BGS Transition Bond is registered in the BGS Transition Bond Register on such date.

         Released Parties has the meaning specified in Section 5.02(e) of the Servicing Agreement.

         Remittance Date means a Daily Remittance Date or a Monthly Remittance Date, as applicable.

         Required Capital Amount means with respect to any Series, the amount required to be deposited in the Capital Subaccount on the Series Issuance Date of such Series, as specified in the related Series Supplement.


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


         Reserve Subaccount has the meaning specified in Section 8.2(i) of the Indenture.

         Responsible Officer means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, secretary, assistant secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Restructuring Order means the order of the BPU issued on August 24, 1999 pursuant to Section 13 of the Competition Act.

         Retiring Trustee means a Trustee that resigns or vacates the office of Trustee for any reason.

         Sale Agreement means the BGS Bondable Transition Property Sale Agreement dated September 23, 2005 between the Seller and the Issuer, as the same may be amended or supplemented from time to time.

         Scheduled Overcollateralization Level means, with respect to each Series and any Payment Date, the amount with respect to such Series set forth as such in Schedule 1 of the Indenture, as such Schedule has been adjusted in accordance with Section 3.19 of the Indenture to reflect defeasances of BGS Transition Bonds and issuances of additional Series of BGS Transition Bonds.

         Securities Account Control Agreement means the securities account control agreement by and between PSE&G Transition Funding II LLC, as debtor, the Trustee as the Secured Party and The Bank of New York, in its capacity as securities intermediary thereunder. Seller means PSE&G, in its capacity as seller of the BGS Bondable Transition Property to the Issuer pursuant to the Sale Agreement.

         Series means any series of BGS Transition Bonds issued by the Issuer and authenticated by the Trustee pursuant to the Indenture, as specified in the Series Supplement therefor.

         Series Capital Subaccount has the meaning specified in Section 8.2(i) of the Indenture.

         Series Final Maturity Date means the Final Maturity Date for a
         Series.

         Series Issuance Date means, with respect to any Series, the date on which the BGS Transition Bonds of such Series are to be originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement for such Series.

         Series Overcollateralization Subaccount has the meaning specified in
         Section 8.2(i) of the Indenture.

         Series Subaccount has the meaning specified in Section 8.2(i) of the Indenture.


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


         Series Supplement means an indenture supplemental to the Indenture that authorizes a particular Series of BGS Transition Bonds, as the same may be amended or supplemented from time to time.

         Servicer means PSE&G, as the servicer of the BGS Bondable Transition Property, and each successor to PSE&G (in the same capacity) pursuant to Section 5.03 or 6.04 of the Servicing Agreement.

         Servicer Default means an event specified in Section 6.01 of the Servicing Agreement.

         Servicing Agreement means the BGS Bondable Transition Property Servicing Agreement dated as of September 23, 2005, between the Issuer and the Servicer, as the same may be amended and supplemented from time to time.

         Servicing Procedures means those procedures set forth in Exhibit A to the Servicing Agreement.

         Special Member has the meaning set forth in the Issuer LLC Agreement.

         Standard & Poor's means Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or its successor.

         Subaccount means any of the subaccounts of the Collection Account specified in Section 8.2 of the Indenture.

         Subsequent Sale means the sale of additional BGS Bondable Transition Property by the Seller to the Issuer after the Initial Transfer Date, subject to the satisfaction of the conditions specified in the Sale Agreement and the Indenture.

         Subsequent Transfer Date means the date that a sale of Subsequent Transferred BGS Bondable Transition Property will be effective, as specified in a written notice provided by the Seller to the Issuer pursuant to the Sale Agreement.

         Subsequent Transferred BGS Bondable Transition Property means BGS Bondable Transition Property sold by the Seller to the Issuer as of a Subsequent Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Subsequent Transfer Date as identified in such Bill of Sale.

         Successor Servicer means a successor Servicer appointed by the Trustee pursuant to Section 6.04 of the Servicing Agreement which succeeds to all the rights and duties of the Servicer under the Servicing Agreement.

         Supplemental Indenture means a supplemental indenture entered into by the Issuer and the Trustee pursuant to Article IX of the Indenture.

         Swap Counterparty means, with respect to any Interest Rate Swap Agreement, the swap counterparty under that Interest Rate Swap Agreement.


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


         TBC Collections means amounts received by the Servicer in respect of the BGS Transition Bond Charge.

         Termination Notice has the meaning specified in Section 6.01 of the Servicing Agreement.

         Third Party means any third party, including any electric generation supplier, providing billing or metering services, licensed by the BPU pursuant to relevant provisions of the Competition Act, the BPU Regulations and the Financing Order.

         Transfer Date means the Initial Transfer Date or any Subsequent Transfer Date, as applicable.

         Transferred BGS Bondable Transition Property means BGS Bondable Transition Property which has been sold, assigned and transferred to the Issuer pursuant to the Sale Agreement.

         Trust Indenture Act or TIA means the Trust Indenture Act of 1939, as in force on the date hereof, unless otherwise specifically provided.

         Trustee means The Bank of New York, a New York banking corporation, or its successor, as trustee under the Indenture and in the capacity specified in the first paragraph of the Indenture, or any successor Trustee under the Indenture.

         Underwriting Agreement means the Underwriting Agreement dated as of September 9, 2005, among the Seller, the Issuer and Credit Suisse First Boston LLC, on behalf of itself and as the representative of the several underwriters named therein.

         U.S. Government Obligations means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.


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